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                                                             EXHIBIT 3L(*10.10)


                              THIRD RESTATEMENT OF
                         THE BENEFIT EQUALIZATION PLAN
                            FOR CERTAIN EMPLOYEES OF
                           THE DETROIT EDISON COMPANY


The Benefit Equalization Plan for Certain Employees of The Detroit Edison Company (the "Plan"), established by The Detroit Edison Company (the "Company") effective March 1, 1978, as amended and restated effective May 22, 1989 and June 26, 1995, is hereby amended and restated as of January 1, 1996, by this Third Restatement.


SECTION 1 - PURPOSE

The sole purpose of this Plan is to assure that all eligible persons who become eligible to and do receive benefits under the Employees' Retirement Plan of The Detroit Edison Company (the "Retirement Plan") will receive the same dollar amount of benefits as they would have received but for the limitations on contributions and benefits imposed from time to time solely by Section 415 of the Internal Revenue Code. This Plan is not intended to and shall not be construed so as to provide any person receiving benefits under the Retirement Plan and, where applicable, this Plan with benefits in the aggregate which are either larger or smaller than the benefit which would result from the calculation made under the applicable provisions of the Retirement Plan without giving effect to or recognition of solely the benefit limitation provisions of
Section 415 of the Internal Revenue Code. The benefit under this Plan provided to any person shall be separate from and in addition to any benefit provided under the Retirement Plan or any other plan or program maintained by the Company.


SECTION 2 - ELIGIBILITY

Each retired employee of the Company and, as applicable, the spouse or beneficiary of a former Company employee whose benefits under the Retirement Plan are limited by the provisions set forth therein to confom to Section 415 of the Internal Revenue Code shall be eligible for the benefits provided by this Plan. In no event shall a person who is not entitled to benefits under the Retirement Plan be eligible for any benefits under this Plan.

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SECTION 3 - AMOUNT OF BENEFITS

The benefits payable hereunder shall equal the excess, if any, of:

(a) the benefits which would have been paid to a retired employee, such employee's spouse or beneficiary under the Retirement Plan if the provisions of such plan were administered and benefits paid without regard solely to the special benefit limitations added to such plan to conform it to Section 415 of the Internal Revenue Code, over

(b) the benefits which would be otherwise payable to such retired employee, such employee's spouse or beneficiary under the Retirement Plan taking into account solely the special benefit limitations added to such plan to conform it to Section 415 of the Internal Revenue Code.


SECTION 4 - PAYMENT OF BENEFITS; AMENDMENTS

(a) Payment of benefits under this Plan shall be made coincident with the payment of benefits under the Retirement Plan or as soon as practicable thereafter.

(b) In the event an employee receives an assessment of income taxes from the Internal Revenue Service which treats any amount payable under this Plan as being includible in such employee's gross income prior to the actual payment of such amount to such employee, the Company shall pay an amount equal to such income taxes to such employee within thirty days after written notice from such employee of such assessment. The amount of income taxes paid to the employee hereunder shall be considered an advance of and shall reduce the benefits ultimately paid to the employee under this Plan.

(c) Each payment under this Plan shall be reduced by any federal, state, or local taxes which the Detroit Edison Company determines should be withheld from such payment.

(d) Benefits under this Plan shall be payable to or in respect of a Company's former employees solely from the general assets of such Company; provided, however, that no provision of the Plan shall preclude a Company from segregating assets which are intended to be a source for payment of benefits under the Plan. Each participant in this Plan shall have the status of a general unsecured creditor of the Company. This Plan constitutes a promise by the Company to make benefit payments in the future. It is intended that this Plan be unfunded for tax purposes


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         and that this Plan shall remain unfunded during the entire period of its existence. The Company intends to maintain this Plan similarly for a select group of management or highly compensated employees.



SECTION 5 - RIGHTS OF EMPLOYEES

Except as to the extent provided in Section 7 herein, no employee or an employee's spouse or beneficiary shall at any time have any vested right to receive the benefits provided by this Plan. The rights of any participant to receive benefits under this Plan are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by such participant, the creditors of such participant, such participant's spouse or such participant's beneficiary.


SECTION 6 - ADMINISTRATION; ARBITRATION

(a) This Plan shall be administered by the Organization and Compensation Committee of the Board of Directors (the "Administrator") as an unfunded plan which is not intended to meet the qualification requirements of Section 401 of the Internal Revenue Code. The Administrator's decisions in all matters involving the interpretation and application of this Plan shall be conclusive.

(b) The Plan shall at all times be maintained by the Company and administered by the Administrator as a plan wholly separate from the Retirement Plan and any other plan or program maintained by the Company.

(c) For purposes of the Plan, "Company" shall mean The Detroit Edison Company and any Controlled Group Member which has adopted the Plan with the approval of the Chairman of the Board of Directors and the Chairman of the board of directors of the Controlled Group Member. As a condition to participating in the Plan, such Controlled Group Member shall authorize the Chairman of the Board of Directors and the Administrator to act for it in all matters arising under the Plan and shall agree to comply with such other terms and conditions as may be imposed by the Chairman of the Board of Directors. Where the context requires in respect of the liability for the payment of any benefit to any former employee or spouse or beneficiary thereof, the term "Company" shall mean The Detroit Edison Company or such other Controlled Group Member who employed the employee. Unless otherwise defined herein, all defined terms shall have the same meaning as provided under the Retirement Plan. All corporate officers and other


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         administrative personnel referred to herein refer to officers and administrative personnel of The Detroit Edison Company.

(d) Notwithstanding Section 6(a) hereof, in the event of any dispute, claim, or controversy (the "Grievance") between an employee whose eligible to elect to receive the benefits provided under this Plan and the Company with respect to the payment of benefits to such employee under this Plan, the computation of benefits under this Plan, or any of the terms and conditions of this Plan, such Grievance shall be resolved by arbitration and in accordance with this Section 6(d).

         (1) Arbitration shall be the sole and exclusive remedy to redress any Grievance.

         (2) The arbitration decision shall be final and binding, and a judgment on the arbitration award may be entered in any court of competent jurisdiction and enforcement may be had according to its terms.

         (3) The arbitration shall be conducted by the American Arbitration Association in accordance with the Commercial Arbitration Rules of the American Arbitration Association and expenses of the arbitrators and the American Arbitration Association shall be borne by the Company. Neither the Company nor such employee shall be entitled to attorneys' fees, expert witness fees, or other expenses expended in the course of such arbitration or the enforcement of any award rendered thereunder.

         (4) The place of the arbitration shall be the offices of the American Arbitration Association in the Detroit Metropolitan area, Michigan.

         (5) The arbitrator(s) shall not have the jurisdiction or authority to change any provisions of this Plan by alteration of, addition to, or subtraction from the terms thereof. The arbitrator(s)' sole authority shall be to apply any terms and conditions of this Plan. Since arbitration is the exclusive remedy with respect to any Grievance, no employee eligible to receive benefits provided under this Plan has the right to resort to any federal court, state court, local court, or administrative agency concerning breeches of any terms and provisions hereunder, and the decision of the arbitrator(s) shall be a complete defense to any suit, action, or proceeding instituted in any federal court, state court, local court, or administrative agency by such employee or the Company with respect to any Grievance which is arbitrable as herein set forth.

         (6) The arbitration provision shall, with respect to any Grievance, survive the termination of this Plan.


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SECTION 7 - AMENDMENT AND DISCONTINUANCE

The Detroit Edison Company expects to continue this Plan indefinitely, but reserves the right to amend or discontinue it. The Vice President, Human Resources, or, should the Vice President, Human Resources, become a Participant in this Plan, the Manager, Human Resources Operations, shall review the Plan from time to time and as part of such review is hereby directed and authorized to amend such Plan to the extent necessary for ease of administration and/or to comply with applicable federal and state laws. If the Plan should be amended or discontinued, the Company shall be liable for any benefits that have accrued under this Plan (determined on the basis of each employee's presumed termination of employment as of the date of such amendment or discontinuance) as of the date of such action. Any Controlled Group Member which has adopted the Plan may as to itself withdraw from the Plan at any time by action of the Chairman of its board of directors. In the event of the dissolution, merger, consolidation or reorganization of a Company, the Plan shall terminate as to such Company unless the Plan is continued by a successor thereto (subject to the consent of the Chairman of the Board of Directors).


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